Exhibit 99.1

Contacts:	Daniel J. Thomas	Thomas E. Kiraly
	President and	Executive Vice President and
	Chief Executive Officer	Chief Financial Officer
	(972) 364-8111	(972) 364-8217

CONCENTRA OPERATING CORPORATION REPORTS FIRST QUARTER RESULTS

ADDISON, Texas, May 3, 2005 – Concentra Operating Corporation (“Concentra” or the “Company”) today announced results for the first quarter ended March 31, 2005. For the quarter, the Company reported revenue of $276,367,000 and Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Adjusted EBITDA”) of $39,510,000. This compares to $271,893,000 in revenue and $39,004,000 in Adjusted EBITDA reported for the first quarter of 2004. Concentra computes Adjusted EBITDA in the manner prescribed by its bond indentures. A reconciliation of Adjusted EBITDA to net income is provided within this press release.

Operating income for the quarter was $30,866,000 as compared to $28,832,000 in the year-earlier period. Net income for the first quarter increased to $9,183,000 from $8,173,000 in the first quarter of 2004.

“Our results for the first quarter were in line with our expectations,” said Daniel Thomas, Concentra’s President and Chief Executive Officer, “Due primarily to growth in our Health Services business and improving margins in our Care Management business segment, we anticipate increasing rates of growth as the year progresses.

“Our results for the quarter benefited from a strong performance in our Health Services division. Our medical centers achieved a same-center visit growth rate of 5.2% and a same-center revenue growth rate of 6.6%. These trends, when coupled with the increases we have achieved from our ancillary services and acquired centers, enabled us to grow our total revenue from this portion of our business by 15.1% and our gross profit by 16.0%. As we enter the second quarter, we remain optimistic about the trends we are seeing and the impact they should have on our business this year.

“The growth we achieved in Health Services was offset by a year-over-year decline in the contribution from our Network Services segment,” said Thomas. “This decrease primarily relates to the lingering effects of the California fee schedule change and a decline in our revenue from workers’ compensation PPO services. While we believe these and other trends will moderate our overall growth during the current year, we continue to believe this portion of our business will produce attractive rates of growth in future years.

“I’m also pleased that our efforts to reorganize our Care Management Services business during the second half of 2004 enabled us to produce an increase in our profitability from this segment during the first quarter,” said Thomas. “We believe our first quarter results and our current business trends provide us with an opportunity to make 2005 a very successful year at Concentra.”

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Concentra Reports First Quarter Results

May 3, 2005

Concentra completed the first quarter of 2005 with $63,199,000 in unrestricted cash and investments and had no borrowings outstanding under its $100 million revolving credit facility. During the quarter, the Company achieved a reduction in its days sales outstanding (“DSO”) to 58 days at March 31, 2005, from 61 days as of December 31, 2004. The Company also reported that on April 4, 2005, it prepaid $30,055,000 of its senior term debt pursuant to the covenants of its Senior Credit Facility.

Concentra Operating Corporation, a wholly owned subsidiary of Concentra Inc., is the comprehensive outsource solution for containing healthcare and disability costs. Serving the occupational, auto and group healthcare markets, Concentra provides employers, insurers and payors with a series of integrated services which include employment-related injury and occupational health care, in-network and out-of-network medical claims review and repricing, access to specialized preferred provider organizations, first notice of loss services, case management and other cost containment services. Concentra provides its services to approximately 136,000 employer locations and 3,700 insurance companies, group health plans, third-party administrators and other healthcare payors.

A public, listen-only simulcast of Concentra’s first quarter conference call will begin at 9:00 a.m. Eastern Standard Time tomorrow (May 4, 2005) and may be accessed via the Company’s web site, www.concentra.com. Investors are requested to access the call at least 15 minutes before the scheduled start time in order to complete a brief registration. An online replay using the same link will be available shortly after the conclusion of the live broadcast and will continue through June 3, 2005.

This press release contains certain forward-looking statements, which the Company is making in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that the Company’s actual results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the potential adverse impact of governmental regulation on the Company’s operations, changes in nationwide employment and injury rate trends, interruption in its data processing capabilities, operational, financing and strategic risks related to the Company’s capital structure and growth strategy, possible fluctuations in quarterly and annual operations, possible legal liability for adverse medical consequences, competitive pressures, adverse changes in market conditions for the Company’s services, and dependence on key management personnel. Additional factors include those described in the Company’s filings with the Securities and Exchange Commission.

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Concentra Reports First Quarter Results

May 3, 2005

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Consolidated Statements of Operations

(in thousands)

	Three Months Ended March 31,
	2005	2004
REVENUE:
Health Services	$154,592	$134,257
Network Services	67,859	73,013
Care Management Services	53,916	64,623

Total revenue	276,367	271,893

COST OF SERVICES:
Health Services	128,183	111,493
Network Services	40,445	41,552
Care Management Services	44,968	57,128

Total cost of services	213,596	210,173

Total gross profit	62,771	61,720

General and administrative expenses	31,322	32,038
Amortization of intangibles	583	850

Operating income	30,866	28,832

Interest expense, net	13,945	13,919
Other, net	881	821

Income before income taxes	16,040	14,092
Provision for income taxes	6,857	5,919

Net income	$9,183	$8,173

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Concentra Reports First Quarter Results

May 3, 2005

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2005	December 31, 2004
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$63,199	$61,319
Restricted cash	2,232	1,250
Restricted short-term investments	210	—
Accounts receivable, net	179,065	175,294
Prepaid expenses and other current assets	35,297	32,011

Total current assets	280,003	269,874

PROPERTY AND EQUIPMENT, NET	107,695	103,058

GOODWILL AND OTHER INTANGIBLE ASSETS, NET	454,293	449,698

OTHER ASSETS	30,070	30,710

	$872,061	$853,340

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES:
Revolving credit facility	$—	$—
Current portion of long-term debt	34,371	34,092
Accounts payable and accrued expenses	121,678	123,387

Total current liabilities	156,049	157,479

LONG-TERM DEBT, NET	699,269	700,112

DEFERRED INCOME TAXES AND OTHER LIABILITIES	69,821	58,615

STOCKHOLDER’S EQUITY (DEFICIT)	(53,078)	(62,866)

	$872,061	$853,340

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Concentra Reports First Quarter Results

May 3, 2005

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2005	2004
OPERATING ACTIVITIES:
Net income	$9,183	$8,173
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of property and equipment	8,756	10,225
Amortization of intangibles	583	850
Restricted stock amortization	364	103
Write-off of fixed assets	378	109
Changes in assets and liabilities:
Accounts receivable, net	(3,680)	(9,757)
Prepaid expenses and other assets	(3,466)	7,198
Accounts payable and accrued expenses	9,631	(18,563)

Net cash provided by (used in) operating activities	21,749	(1,662)

INVESTING ACTIVITIES:
Purchases of property, equipment and other assets	(12,772)	(5,332)
Acquisitions, net of cash acquired	(5,510)	—
Increase in restricted short-term investments	(210)	—
Proceeds from the licensing of internally-developed software	85	—

Net cash used in investing activities	(18,407)	(5,332)

FINANCING ACTIVITIES:
Borrowings (payments) under the revolving credit facility	—	—
Repayments of debt	(1,176)	(2,360)
Distributions to minority interests	(279)	(132)
Payment of deferred financing costs	(28)	(55)
Contribution from the issuance of common stock by parent	21	50

Net cash used in financing activities	(1,462)	(2,497)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,880	(9,491)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	61,319	42,621

CASH AND CASH EQUIVALENTS, END OF PERIOD	$63,199	$33,130

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Concentra Reports First Quarter Results

May 3, 2005

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Reconciliation of Net Income to Adjusted EBITDA

(in thousands)

	Three Months Ended March 31,
	2005	2004
Net income	$9,183	$8,173

Provision for income taxes	6,857	5,919
Interest expense, net	13,945	13,919
Depreciation expense	8,756	10,225
Amortization of intangibles	947	953

EBITDA	39,688	39,189

Minority share of depreciation, amortization and interest	(178)	(185)

Adjusted EBITDA	$39,510	$39,004

Computations of Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Adjusted EBITDA”) have been provided in this press release due to the use of this measure by the holders of the Company’s 9.5% senior subordinated notes and 9.125% senior subordinated notes, and other lenders, for purposes of determining the Company’s performance in light of its debt covenant requirements, which are stated in the Company’s debt agreements as measures that relate to Adjusted EBITDA. Adjusted EBITDA is disclosed because compliance with the liquidity covenants included in these agreements is considered material to the Company. The Company’s computations of this measure may differ from that provided by other companies due to differences in the inclusion or exclusion of items in its computations as compared to that of others. The Company’s measure of Adjusted EBITDA has been prepared in accordance with the requirements of the indenture that relates to its 9.5% senior subordinated notes and 9.125% senior subordinated notes. Adjusted EBITDA is a measure that is not prescribed for under Generally Accepted Accounting Principles (“GAAP”). Adjusted EBITDA specifically excludes changes in working capital, capital expenditures and other items that are set forth on a cash flow statement presentation of a company’s operating, investing and financing activities, and it also excludes the effects of interest expense, depreciation expense, amortization expense, taxes and other items that are included when determining a company’s net income. As such, the Company would encourage a reader not to use this measure as a substitute for the determination of net income, operating cash flow, or other similar GAAP-related measures, and to use it primarily for the debt covenant compliance purposes above.

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Concentra Reports First Quarter Results

May 3, 2005

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Supplemental Information

We use certain operating metrics to measure aspects of our operations. Additionally, from time to time, we provide estimates of our possible future financial performance. Our disclosure to you of this information is conditioned in its entirety by the provisions, risk factors and cautionary statements provided for you in the main text of this press release. It is being provided solely to ensure full and fair disclosure to investors in the Company’s existing debt instruments and for no other purpose.

Operating Metrics and Information:

	Three Months Ended March 31,
	2005	2004

Health centers at period end	266	250
Total visits to health centers	1,536,727	1,371,875

Same-center performance [a]:
Injury-related visits %	47.0%	48.7%
Visits per business day growth	5.2%	8.8%
Revenue per visit growth	1.3%	-1.5%
Revenue per business day growth	6.6%	7.1%
Revenue (in thousands) [b]	$127,864	$117,630

Current 2005 full-year performance guidance:

All guidance is subject to immediate change and no public update or notice. All amounts are approximate.

Revenue:	$1.130 to $1.155 billion.
Adjusted EBITDA [c]:	$165 million to $170 million.
Operating Cash Flow:	$100 to $110 million.
Capital Expenditures:	$40 to $45 million range.

Notes:

[a]	Our same-center comparisons represent all centers that Health Services has operated for the previous two full years and includes the effects of any centers acquired and subsequently consolidated into existing centers.
[b]	Excludes ancillary services, on-site services and centers acquired within the previous two full years that have not been consolidated into existing centers.
[c]	Please refer to the discussion on Page 6 of this press release concerning the Company’s computation and use of Adjusted EBITDA.

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